EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports Third Quarter 2019 Results

ENGLEWOOD CLIFFS, N.J., Oct. 24, 2019 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income of $21.7 million for the third quarter of 2019 compared with $19.3 million for the second quarter of 2019 and $19.9 million for the third quarter of 2018.  Diluted earnings per share were $0.61 for the third quarter of 2019 compared with $0.57 in the second quarter of 2019 and $0.61 in the third quarter of 2018.

Adjusted net income amounted to $21.0 million, or $0.60 per diluted share, for the third quarter of 2019; $20.2 million, or $0.57 per diluted share, for the second quarter of 2019; and $18.6 million, or $0.58 per diluted share, for the third quarter of 2018.  Adjusted net income excludes $0.1 million, $0.3 million, and $0.3 million in after-tax merger-related expenses for the third quarter of 2019, second quarter of 2019 and third quarter of 2018, respectively.  In addition, adjusted net income excludes $0.9 million in after-tax FDIC small bank assessment credits for the third quarter 2019.  Adjusted net income for the second quarter 2019 also excludes an after-tax $0.7 million charge on the prepayment of higher-cost borrowings.  See supplemental tables for a complete reconciliation of GAAP earnings to adjusted earnings.

Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer stated, “We are extremely pleased with our third quarter results, highlighted by record quarterly earnings, meaningful margin expansion and increases in noninterest income, as we continued to drive value during a challenging interest rate and operating environment. We once again delivered solid deposit and loan growth and maintained our strong performance metrics. Average total deposits increased sequentially by $174 million, or 15.4%, on an annualized basis; while average total loans increased by $122 million, or 9.7%, on an annualized basis. Our net interest margin widened by approximately 15 basis points, both on a GAAP and on an adjusted basis, while most of the industry experienced margin contraction. The widening resulted from core growth, improved balance sheet mix and pricing discipline.  Return on assets exceeded 1.4% and return on tangible common equity was 16%.   Meanwhile, our efficiency ratio remained among the best in the industry at 41.1% and tangible book value per share increased by more than 50 cents during the quarter to $15.60.  Tangible book value per share has increased by 12.4% over the past year.”

Mr. Sorrentino added, “In addition to our record third quarter financial performance, we are pleased with the groundwork we're laying for the continued long-term success of the business. Our outlook for the remainder of 2019 and 2020 is extremely positive and we remain well-positioned to capitalize on meaningful growth opportunities throughout our New York and New Jersey metropolitan target market. I’m equally excited about our recently announced in-market acquisition of Bancorp of New Jersey, Inc. This is a financially savvy, accretive acquisition with strong economics to enhance our powerful franchise. Given its commercial business focus, overlapping geographic footprint, shared client base and the considerable synergies that are expected, we believe Bancorp of New Jersey is a natural fit for ConnectOne and the transaction remains on target to close in early 2020.”

Operating Results

Fully taxable equivalent net interest income for the third quarter of 2019 was $48.9 million, an increase of $2.8 million, or 6.1%, from the sequential second quarter of 2019, resulting primarily from a 14 basis-point widening of the net interest margin to 3.44% from 3.30%.  Included in net interest income were purchase accounting adjustments of $1.6 million during the third quarter of 2019 and $1.7 million during the second quarter of 2019.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.33% for the third quarter of 2019 and 3.17% for the second quarter of 2019.  The net interest margin widened primarily due to improvements on both sides of the balance sheet. Loan portfolio yields increased due to an improved loan mix and higher spreads on new business, while funding costs declined due to solid growth in core deposits coupled with lower rates. In addition, an increase in prepayment penalties, largely a result of early payoffs of commercial real estate loans secured by multifamily properties, contributed approximately 4 basis-points to the increase. Noninterest income increased to $2.1 million in the third quarter of 2019 from $1.9 million in the second quarter of 2019 and $1.3 million in the third quarter of 2018.  Included in noninterest income for the third quarter of 2019 were net losses on sale of securities available-for-sale of $0.3 million.  Excluding these losses, noninterest income increased $0.4 million from the sequential quarter.  This increase was primarily attributable to increases in gains on sale of loans held-for-sale of $0.2 million, deposit loan and other income of $0.2 million and bank owned life insurance of $0.1 million, offset by $0.1 million decrease in net gains on equity securities.  At September 30, 2019 approximately $33 million in loans were classified as held-for-sale.  Management expects to sell these loans and record a gain in the fourth quarter.  Management expects to continue to originate a moderate amount of loans for sale as long as market conditions remain favorable.

Noninterest expenses totaled $20.4 million for third quarter of 2019, $21.6 million for the second quarter of 2019 and $18.1 million for the third quarter of 2018.  Included in noninterest expenses for the third and second quarters of 2019 were merger-related expenses of $0.2 million and $0.3 million, respectively.  The current quarter included an FDIC assessment credit of $1.3 million while the second quarter of 2019 included a $1.0 million in loss on extinguishment of debt.  Excluding merger-related expenses, loss on extinguishment of debt, and the effect of the aforementioned FDIC credit, noninterest expenses increased $1.2 million when compared to the second quarter of 2019.  The increase was primarily attributable to increases in compensation expenses related to a larger staff and higher cash and equity-based compensation accruals.

Income tax expense was $6.4 million for the third quarter of 2019, $5.5 million for the second quarter of 2019 and $2.1 million for the third quarter of 2019.  The effective tax rates for the third quarter of 2019, first quarter of 2019 and third quarter of 2018 were 22.9%, 22.2% and 9.6%, respectively. Included in income tax expense for the third quarter of 2018 were benefits of $1.4 million resulting from Federal and NJ deferred tax asset adjustments.  The increase in the effective tax rate for the current quarter from the sequential quarter was primarily due to a higher proportion of taxable income.

Asset Quality

The provision for loan losses was $2.0 million for the third quarter of 2019, $1.1 million for the second quarter of 2019 and $1.1 million for the third quarter of 2018. The increase in the provision for loan losses was primarily attributable to an increase in charge-offs, which totaled $0.9 million for the quarter.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $52.2 million at September 30, 2019, $51.9 million at December 31, 2018 and $53.0 million at September 30, 2018. Included in nonperforming assets were taxi medallion loans totaling $25.8 million at September 30, 2019, $28.0 million at December 31, 2018 and $28.5 million at September 30, 2018.  Nonperforming assets (including taxi medallion loans) as a percentage of total assets were 0.85% at September 30, 2019, 0.95% at December 31, 2018 and 0.99% at September 30, 2018.  Excluding the taxi medallion loans, nonaccrual loans were $25.5 million at September 30, 2019, $23.8 million at December 31, 2018 and $24.5 million at September 30, 2018, representing a ratio of nonaccrual loans (excluding taxi medallion loans) to loans receivable of 0.50%, 0.53% and 0.55%, respectively. The annualized net loan charge-off (recoveries) ratio was 0.07% for the third quarter of 2019, 0.08% for the fourth quarter of 2018 and (0.01)% for the third quarter of 2018. The allowance for loan losses represented 0.76%, 0.77%, and 0.78% of loans receivable as of September 30, 2019, December 31, 2018 and September 30, 2018, respectively.  The allowance for loan losses as a percentage of nonaccrual loans, excluding taxi medallion loans, was 151.9% as of September 30, 2019, 146.8% as of December 31, 2018 and 141.6% as of September 30, 2018.

Selected Balance Sheet Items

At September 30, 2019, the balance sheet reflected the acquisition of Greater Hudson Bank.  The Company’s total assets were $6.2 billion, an increase of $699 million from December 31, 2018.  Total loans were $5.1 billion, an increase of $602 million from December 31, 2018.  Included in total loans were loans held-for-sale of $33.2 million.  The Company’s stockholders’ equity was $720 million at September 30, 2019, an increase of $106 million from December 31, 2018. The increase in stockholders’ equity was primarily attributable to the acquisition of Greater Hudson Bank, which increased capital by $56 million, as well as increases in retained earnings of $43 million.  As of September 30, 2019, the Company’s tangible common equity ratio and tangible book value per share were 9.21% and $15.60, respectively.  As of December 31, 2018, the tangible common equity ratio and tangible book value per share were 8.77% and $14.42, respectively. Tangible book value per share increased $0.59, or 3.9%, from the sequential quarter.  Total goodwill and other intangible assets were approximately $168 million as of September 30, 2019 and $148 million and December 31, 2018.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP/adjusted financial measures including an adjusted net income available to common shareholders. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends.  These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.  Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Third Quarter 2019 Results Conference Call

Management will also host a conference call and audio webcast at 10:00 a.m. ET on October 24, 2019 to review the Company's financial performance and operating results. The conference call dial-in number is 201-689-8471, access code 13695130. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.connectonebank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, October 24, 2019 and ending on Thursday, October 31, 2019 by dialing 412-317-6671, access code 13695130.  An online archive of the webcast will be available following the completion of the conference call at https://www.connectonebank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its 28 banking offices located in New York and New Jersey.   ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Thomas Walter, MWWPR
202.600.4532; twalter@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	September 30,	December 31,	September 30,
	2019	2018	2018
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$54,792	$39,161	$37,058
Interest-bearing deposits with banks	139,217	133,205	118,790
Cash and cash equivalents	194,009	172,366	155,848

Securities available-for-sale	425,849	412,034	410,039
Equity securities	11,231	11,460	11,403

Loans held-for-sale	33,245	-	270

Loans receivable	5,110,471	4,541,092	4,462,487
Less: Allowance for loan losses	38,771	34,954	34,749
Net loans receivable	5,071,700	4,506,138	4,427,738

Investment in restricted stock, at cost	27,946	31,136	32,486
Bank premises and equipment, net	19,754	19,062	20,998
Accrued interest receivable	21,024	18,214	17,690
Bank owned life insurance	137,048	113,820	113,026
Right of use operating lease assets	15,789	-	-
Other real estate owned	907	-	-
Goodwill	162,574	145,909	145,909
Core deposit intangibles	5,800	1,737	1,881
Other assets	34,393	30,216	31,353
Total assets	$6,161,269	$5,462,092	$5,368,641

LIABILITIES
Deposits:
Noninterest-bearing	$828,190	$768,584	$758,213
Interest-bearing	3,923,044	3,323,508	3,230,552
Total deposits	4,751,234	4,092,092	3,988,765
Borrowings	512,456	600,001	629,979
Operating lease liabilities	17,148	-	-
Subordinated debentures (net of $1,353, $1,599 and $1,681 in debt issuance costs)	128,802	128,556	128,474
Other liabilities	31,469	27,516	26,552
Total liabilities	5,441,109	4,848,165	4,773,770

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	468,571	412,546	412,546
Additional paid-in capital	20,450	15,542	14,625
Retained earnings	254,159	211,345	195,101
Treasury stock	(21,892)	(16,717)	(16,717)
Accumulated other comprehensive loss	(1,128)	(8,789)	(10,684)
Total stockholders' equity	720,160	613,927	594,871
Total liabilities and stockholders' equity	$6,161,269	$5,462,092	$5,368,641

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	09/30/19	09/30/18	09/30/19	09/30/18
Interest income
Interest and fees on loans	$66,796	$51,699	$190,646	$148,218
Interest and dividends on investment securities:
Taxable	1,916	2,154	7,431	6,191
Tax-exempt	897	785	3,105	2,377
Dividends	502	530	1,369	1,517
Interest on federal funds sold and other short-term investments	278	183	925	607
Total interest income	70,389	55,351	203,476	158,910
Interest expense
Deposits	17,351	10,681	49,298	27,538
Borrowings	4,632	4,708	15,290	14,318
Total interest expense	21,983	15,389	64,588	41,856

Net interest income	48,406	39,962	138,888	117,054
Provision for loan losses	2,000	1,100	7,600	20,000
Net interest income after provision for loan losses	46,406	38,862	131,288	97,054

Noninterest income
Income on bank owned life insurance	915	751	2,570	2,300
Net gains on sales of loans held-for-sale	278	2	343	31
Deposit, loan and other income	1,116	676	2,816	1,893
Net gains (losses) on equity securities	79	(157)	340	(325)
Net losses on sales of securities available-for-sale	(279)	-	(280)	-
Total noninterest income	2,109	1,272	5,789	3,899

Noninterest expenses
Salaries and employee benefits	12,449	10,181	36,254	29,596
Occupancy and equipment	2,480	2,137	7,332	6,311
FDIC insurance	(364)	735	1,216	2,350
Professional and consulting	1,499	891	4,078	2,439
Marketing and advertising	473	192	1,080	736
Data processing	1,058	1,102	3,352	3,341
Merger expenses	191	375	8,084	399
Loss on extinguishment of debt	-	-	1,047	-
Amortization of core deposit intangibles	340	145	1,068	483
Other expenses	2,253	2,372	6,520	6,474
Total noninterest expenses	20,379	18,130	70,031	52,129

Income before income tax expense	28,136	22,004	67,046	48,824
Income tax expense	6,440	2,102	14,434	7,144
Net income	$21,696	$19,902	$52,612	$41,680

Earnings per common share:
Basic	$0.61	$0.62	$1.49	$1.30
Diluted	0.61	0.61	1.48	1.29

Dividends per common share	$0.090	$0.075	$0.270	$0.225

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2019	2019	2019	2018	2018
Selected Financial Data	(dollars in thousands)
Total assets	$6,161,269	$6,109,066	$6,048,976	$5,462,092	$5,368,641
Loans receivable:
Commercial	$1,079,071	$1,018,951	$1,012,930	$925,229	$886,212
Commercial real estate	1,551,182	1,555,542	1,483,852	1,279,502	1,282,766
Multifamily	1,513,216	1,589,340	1,608,613	1,562,195	1,504,134
Commercial construction	647,261	602,213	548,039	465,389	494,206
Residential	322,307	326,661	319,214	309,991	295,948
Consumer	2,436	2,041	4,157	2,593	2,508
Gross loans	5,115,473	5,094,748	4,976,805	4,544,899	4,465,774
Unearned net origination fees	(5,002)	(4,256)	(4,154)	(3,807)	(3,287)
Loans receivable	5,110,471	5,090,492	4,972,651	4,541,092	4,462,487
Loans held-for-sale	33,245	-	368	-	270
Total loans	$5,143,716	$5,090,492	$4,973,019	$4,541,092	$4,462,757

Investment securities	$437,080	$453,063	$528,103	$423,494	$421,442
Goodwill and other intangible assets	168,374	168,714	162,747	147,646	147,791
Deposits:
Noninterest-bearing demand	$828,190	$813,635	$833,090	$768,584	$758,213
Time deposits	1,573,736	1,623,948	1,544,247	1,366,054	1,322,747
Other interest-bearing deposits	2,349,308	2,203,560	2,216,661	1,957,454	1,907,805
Total deposits	$4,751,234	$4,641,143	$4,593,998	$4,092,092	$3,988,765

Borrowings	$512,456	$597,317	$603,412	$600,001	$629,979
Subordinated debentures (net of debt issuance costs)	128,802	128,720	128,638	128,556	128,474
Total stockholders' equity	720,160	699,224	682,395	613,927	594,871

Quarterly Average Balances
Total assets	$6,059,413	$6,001,669	$5,909,061	$5,261,493	$5,186,173
Loans receivable:
Commercial	$1,040,355	$1,024,617	$1,035,874	$896,032	$803,702
Commercial real estate (including multifamily)	3,144,978	3,088,231	3,011,692	2,771,239	2,769,908
Commercial construction	617,106	571,130	524,952	464,556	494,460
Residential	325,188	322,517	335,574	304,954	294,758
Consumer	3,525	3,252	3,397	4,292	3,205
Gross loans	5,131,152	5,009,747	4,911,489	4,441,073	4,366,033
Unearned net origination fees	(4,778)	(4,463)	(3,930)	(3,340)	(3,182)
Loans receivable	5,126,374	5,005,284	4,907,559	4,437,733	4,362,851
Loans held-for-sale	991	225	124	211	54
Total loans	$5,127,365	$5,005,509	$4,907,683	$4,437,944	$4,362,905

Investment securities	$448,618	$513,814	$524,394	$421,316	$415,074
Goodwill and other intangible assets	168,598	164,709	162,814	147,741	147,883
Deposits:
Noninterest-bearing demand	$810,248	$800,856	$824,115	$775,824	$761,782
Time deposits	1,598,378	1,551,014	1,515,249	1,329,743	1,296,165
Other interest-bearing deposits	2,300,886	2,183,384	2,236,630	1,915,353	1,854,763
Total deposits	$4,709,512	$4,535,254	$4,575,994	$4,020,920	$3,912,710

Borrowings	$467,230	$603,260	$486,687	$477,800	$531,251
Subordinated debentures (net of debt issuance costs)	128,747	128,666	128,585	128,502	128,420
Total stockholders' equity	714,002	694,978	680,168	606,378	590,128

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2019	2019	2019	2018	2018
	(dollars in thousands, except for per share data)
Net interest income	$48,406	$45,530	$44,952	$40,161	$39,962
Provision for loan losses	2,000	1,100	4,500	1,100	1,100
Net interest income after provision for loan losses	46,406	44,430	40,452	39,061	38,862
Noninterest income
Income on bank owned life insurance	915	833	822	794	751
Net gains on sales of loans held-for-sale	278	46	19	30	2
Deposit, loan and other income	1,116	914	786	691	676
Net gains (losses) on equity securities	79	158	103	58	(157)
Net (losses) gains on sales of securities available-for-sale	(279)	(9)	8	-	-
Total noninterest income	2,109	1,942	1,738	1,573	1,272
Noninterest expenses
Salaries and employee benefits	12,449	11,822	11,983	9,988	10,181
Occupancy and equipment	2,480	2,357	2,495	2,001	2,137
FDIC insurance	(364)	825	755	765	735
Professional and consulting	1,499	1,370	1,209	1,129	891
Marketing and advertising	473	397	210	244	192
Data processing	1,058	1,139	1,155	1,080	1,102
Merger expenses	191	331	7,562	936	375
Loss on extinguishment of debt	-	1,047	-	-	-
Amortization of core deposit intangibles	340	364	364	144	145
Other expenses	2,253	1,938	2,329	2,037	2,372
Total noninterest expenses	20,379	21,590	28,062	18,324	18,130

Income before income tax expense	28,136	24,782	14,128	22,310	22,004
Income tax expense	6,440	5,501	2,493	3,638	2,102
Net income	$21,696	$19,281	$11,635	$18,672	$19,902

Reconciliation of GAAP Earnings to Earnings Excluding the Following Items:
Net income	$21,696	$19,281	$11,635	$18,672	$19,902
Merger expenses (after taxes)	134	274	5,597	739	297
Loss on extinguishment of debt (after taxes)	-	732	-	-	-
FDIC small bank assessment credit (after taxes)	(916)	-	-	-	-
Net losses (gains) on sales of securities available-for-sale (after taxes)	195	2	(6)	-	-
Net (gains) losses on equity securities (after taxes)	(53)	(110)	(74)	(40)	110
Deferred tax valuation charge/adjustment	-	-	-	-	(1,408)
Tax benefit on employee share-based awards (ASU 2016-09)	-	-	(20)	(223)	(297)
Net income-adjusted	$21,056	$20,179	$17,132	$19,148	$18,604

Weighted average diluted shares outstanding	35,262,565	35,397,362	35,309,503	32,378,739	32,319,060

Diluted EPS (GAAP)	$0.61	$0.54	$0.33	$0.58	$0.61
Diluted EPS-adjusted (Non-GAAP) (1)	0.60	0.57	0.49	0.59	0.58

Return on Assets Measures
Net income-adjusted	$21,056	$20,179	$17,132	$19,148	$18,604

Average assets	$6,059,413	$6,001,669	$5,909,061	$5,261,493	$5,186,173
Less: average intangible assets	(168,598)	(164,709)	(162,814)	(147,741)	(147,883)
Average tangible assets	$5,890,815	$5,836,960	$5,746,247	$5,113,752	$5,038,290
Return on avg. assets (GAAP)	1.42%	1.29%	0.80%	1.41%	1.52%
Return on avg. assets-adjusted (non-GAAP) (2)	1.38	1.35	1.18	1.44	1.42
_______________
(1) Represents adjusted net income divided by weighted average diluted shares outstanding.
(2) Adjusted net income divided by average assets.

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2019	2019	2019	2018	2018
Return on Equity Measures	(dollars in thousands)
Net income-adjusted	$21,056	$20,179	$17,132	$19,148	$18,604

Average common equity	$714,002	$694,978	$680,168	$606,378	$590,128
Less: average intangible assets	(168,598)	(164,709)	(162,814)	(147,741)	(147,883)
Average tangible common equity	$545,404	$530,269	$517,354	$458,637	$442,245

Return on avg. common equity (GAAP)	12.06%	11.13%	6.94%	12.22%	13.38%
Return on avg. common equity-adjusted (non-GAAP) (3)	11.70	11.65	10.22	12.53	12.51
Return on avg. tangible common equity (non-GAAP) (4)	15.96	14.78	9.33	16.24	17.95
Return on avg. tangible common equity-adjusted (non-GAAP) (5)	15.49	15.46	13.63	16.65	16.78

Efficiency Measures
Total noninterest expenses	$20,379	$21,590	$28,062	$18,324	$18,130
Amortization of core deposit intangibles	(340)	(364)	(364)	(144)	(145)
Merger expenses	(191)	(331)	(7,562)	(936)	(375)
FDIC small bank assessment credit	1,310	-	-	-	-
Loss on extinguishment of debt	-	(1,047)	-	-	-
Foreclosed property expense	(90)	-	1	(8)	(196)
Operating noninterest expense	$21,068	$19,848	$20,137	$17,236	$17,414

Net interest income (tax equivalent basis)	$48,918	$46,092	$45,523	$40,678	$40,444
Noninterest income	2,109	1,942	1,738	1,573	1,272
Net (gains) losses on equity securities	(79)	(158)	(103)	(58)	157
Net losses (gains) on sales of securities available-for-sale	279	9	(8)	-	-
Operating revenue	$51,227	$47,885	$47,150	$42,193	$41,873

Operating efficiency ratio (non-GAAP) (6)	41.1%	41.4%	42.7%	40.9%	41.6%

Net Interest Margin
Average interest-earning assets	$5,649,058	$5,607,086	$5,522,934	$4,941,425	$4,856,678

Net interest income (tax equivalent basis)	$48,918	$46,092	$45,523	$40,678	$40,444
Impact of purchase accounting fair value marks	(1,566)	(1,742)	(1,233)	(148)	(195)
Adjusted net interest income (tax equivalent basis)	$47,352	$44,350	$44,290	$40,530	$40,249

Net interest margin (GAAP)	3.44%	3.30%	3.34%	3.27%	3.30%
Adjusted net interest margin (non-GAAP) (7)	3.33	3.17	3.25	3.25	3.29
_______________
(3) Adjusted net income divided by average common equity.
(4) Earnings available to common stockholders excluding amortization of intangible assets divided by average tangible common equity.
(5) Adjusted net income excluding amortization of intangible assets divided by average tangible common equity.
(6) Operating noninterest expense divided by operating revenue.
(7) Adjusted net interest margin excludes impact of purchase accounting fair value marks.

	As of
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2019	2019	2019	2018	2018
Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Common equity	$720,160	$699,224	$682,395	$613,927	$594,871
Less: intangible assets	(168,374)	(168,714)	(162,747)	(147,646)	(147,791)
Tangible common equity	$551,786	$530,510	$519,648	$466,281	$447,080

Total assets	$6,161,269	$6,109,066	$6,048,976	$5,462,092	$5,368,641
Less: intangible assets	(168,374)	(168,714)	(162,747)	(147,646)	(147,791)
Tangible assets	$5,992,895	$5,940,352	$5,886,229	$5,314,446	$5,220,850

Common shares outstanding	35,364,845	35,352,866	35,443,933	32,328,542	32,238,264

Common equity ratio (GAAP)	11.69%	11.45%	11.28%	11.24%	11.08%
Tangible common equity ratio (non-GAAP) (8)	9.21	8.93	8.83	8.77	8.56

Regulatory capital ratios (Bancorp):
Leverage ratio	9.39%	9.14%	9.12%	9.34%	9.15%
Common equity Tier 1 risk-based ratio	9.78	9.65	9.68	9.75	9.50
Risk-based Tier 1 capital ratio	9.87	9.74	9.77	9.86	9.61
Risk-based total capital ratio	12.80	12.72	12.79	13.15	12.94

Regulatory capital ratios (Bank):
Leverage ratio	10.56%	10.42%	10.43%	10.78%	10.64%
Common equity Tier 1 risk-based ratio	10.68	11.12	11.17	11.37	11.18
Risk-based Tier 1 capital ratio	11.23	11.12	11.17	11.37	11.18
Risk-based total capital ratio	11.23	12.40	12.46	12.75	12.57

Book value per share (GAAP)	$20.36	$19.78	$19.25	$18.99	$18.45
Tangible book value per share (non-GAAP) (9)	15.60	15.01	14.66	14.42	13.87

Net Loan Charge-Off (Recoveries) Detail
Net loan charge-offs (recoveries) :
Charge-offs	$964	$406	$2,676	$920	$6
Recoveries	(37)	(146)	(80)	(25)	(61)
Net loan charge-offs (recoveries)	$927	$260	$2,596	$895	$(55)
Net loan charge-offs (recoveries) as a % of average loans receivable (annualized)	0.07%	0.02%	0.21%	0.08%	(0.01)%

Asset Quality
Nonaccrual taxi medallion loans	$25,802	$26,498	$27,287	$28,043	$28,482
Nonaccrual loans (excluding taxi medallion loans)	25,519	23,419	20,393	23,812	24,533
Other real estate owned	907	-	-	-	-
Total nonperforming assets	$52,228	$49,917	$47,680	$51,855	$53,015

Performing troubled debt restructurings	$19,681	$16,332	$8,191	$11,165	$11,243

Allowance for loan losses ("ALLL")	$38,771	$37,698	$36,858	$34,954	$34,749

Loans receivable	$5,110,471	$5,090,492	$4,972,651	$4,541,092	$4,462,487
Less: taxi medallion loans	27,353	28,054	28,911	28,043	28,482
Loans receivable (excluding taxi medallion loans)	$5,083,118	$5,062,438	$4,943,740	$4,513,049	$4,434,005

Nonaccrual loans (excluding taxi medallion loans) as a % of loans receivable (excluding taxi medallion loans)	0.50%	0.46%	0.41%	0.53%	0.55%
Nonaccrual loans as a % of loans receivable	1.00	0.98	0.96	1.14	1.19
Nonperforming assets as a % of total assets	0.85	0.82	0.79	0.95	0.99
ALLL as a % of loans receivable	0.76	0.74	0.74	0.77	0.78
ALLL as a % of nonaccrual loans (excluding taxi medallion loans)	151.9	161.0	180.7	146.8	141.6
ALLL as a % of nonaccrual loans	75.5	75.5	77.3	67.4	65.5
_______________
(8) Tangible common equity divided by tangible assets.
(9) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)
Investment securities (1) (2)	$445,492	$3,053	2.72%	$515,022	$3,941	3.07%	$423,566	$3,147	2.95%
Total loans (2) (3) (4)	5,127,365	67,068	5.19	5,005,509	63,799	5.11	4,362,905	51,973	4.73
Federal funds sold and interest-bearing deposits with banks	50,289	278	2.19	54,619	290	2.13	42,164	183	1.72
Restricted investment in bank stock	25,912	502	7.69	31,936	410	5.15	28,043	530	7.50
Total interest-earning assets	5,649,058	70,901	4.98	5,607,086	68,440	4.90	4,856,678	55,833	4.56
Allowance for loan losses	(37,704)			(37,390)			(33,943)
Noninterest-earning assets	448,059			431,973			363,438
Total assets	$6,059,413			$6,001,669			$5,186,173

Interest-bearing liabilities:
Time deposits	$1,598,378	9,934	2.47	$1,551,014	9,366	2.42	$1,296,165	6,477	1.98
Other interest-bearing deposits	2,300,886	7,416	1.28	2,183,384	7,230	1.33	1,854,763	4,204	0.90
Total interest-bearing deposits	3,899,264	17,350	1.77	3,734,398	16,596	1.78	3,150,928	10,681	1.34

Borrowings	467,230	2,754	2.34	603,260	3,870	2.57	531,251	2,839	2.12
Subordinated debentures (5)	128,747	1,843	5.68	128,666	1,845	5.75	128,420	1,831	5.66
Capital lease obligation	2,393	36	5.97	2,436	37	6.09	2,554	38	5.90
Total interest-bearing liabilities	4,497,634	21,983	1.94	4,468,760	22,348	2.01	3,813,153	15,389	1.60

Noninterest-bearing demand deposits	810,247			800,856			761,782
Other liabilities	37,530			37,075			21,110
Total noninterest-bearing liabilities	847,777			837,931			782,892
Stockholders' equity	714,002			694,978			590,128
Total liabilities and stockholders' equity	$6,059,413			$6,001,669			$5,186,173

Net interest income (tax equivalent basis)		48,918			46,092			40,444
Net interest spread (6)			3.04%			2.89%			2.96%

Net interest margin (7)			3.44%			3.30%			3.30%

Tax equivalent adjustment		(512)			(562)			(482)
Net interest income		$48,406			$45,530			$39,962

_______________
(1) Average balances are calculated on amortized cost and includes equity securities.
(2) Interest income is presented on a tax equivalent basis using a 21% federal tax rate.
(3) Includes loan fee income.
(4) Loans include loans held-for-sale and nonaccrual loans.
(5) Average balances are net of debt issuance costs of $1,407, $1,489, and $1,735 for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively. Amortization expense related to debt issuance costs included in interest expense was $82, $82 and $82 for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively.
(6) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(7) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(8) Rates are annualized.